Exhibit 23.9

Consultant Consent Letter- AM Mines Canada

SRK Consulting (Canada) Inc.

2200-1066 West Hastings Street

Vancouver, BC V6E 3X2

Canada

Dear Sirs/Mesdames:

RE: United States Securities and Exchange Commission reporting of 2020 Mineral Reserves

I hereby consent to;

a.	SRK Consulting (Canada) Inc. being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2020 (the "2020 20-F") as having conducted pit optimization and strategic mine planning, designed ultimate pits and phases, and assisted in developing a long-term production schedule with up to date technical and economical parameters with respect to the 2019 iron ore mineral reserve estimates of AMMC, which served as a base for 2020 iron ore mineral reserve calculation, and

b.	the incorporation by reference of the 2020 20-F into this Registration Statement on Form F-3.

For and on behalf of mining consulting firm SRK Consulting (Canada) Inc.

/s/ Anoush Ebrahimi

Principal Consultant (Mining)

Anoush Ebrahimi, PhD, PEng

Date: April 13, 2021